Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

Each of the undersigned officers of Texas Roadhouse, Inc. (the "Company") certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 27, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2023	By:	/s/ GERALD L. MORGAN

Gerald L. Morgan
Chief Executive Officer
(Principal Executive Officer)

Date: August 4, 2023	By:	/s/ D. CHRISTOPHER MONROE

D. Christopher Monroe
Chief Financial Officer
(Principal Financial Officer)

Date: August 4, 2023	By:	/s/ KEITH V. HUMPICH

Keith V. Humpich
Vice President of Finance
(Principal Accounting Officer)